SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

                                Amendment No. 1

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                               Salant Corporation
                (Name of Registrant as Specified In Its Charter)


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

         Magten Asset Management Corp. ("Magten"), a registered investment advisor, reported on a Form 4 (filed on May 10, 2002) and on Amendment No. 3 to
Schedule 13D (filed on May 14, 2002), that it had distributed in kind 2,545,040 shares of the Company's common stock to an investment advisory client on April 15, 2002. The Company believes that the advisory client is General Motors
Investment Management Corp. As a result of the distribution of such shares Magten's beneficial ownership of shares of common stock has been reduced from 5,984,850, representing approximately 60.4% of the outstanding common stock, to 3,439,810, representing approximately 34.7% of the outstanding common stock. Talton R. Embry, a managing director and the sole shareholder of Magten, is a director of the Company. The following charts have been updated to reflect the changes in beneficial ownership as a result of such distribution.

                     VOTING SECURITIES AND PRINCIPAL HOLDERS

         The following table sets forth certain information as of May 14, 2002 with respect to each person or group who is known to the Company, in reliance on
Schedule 13D, 13G and Form 4 filings with the Securities and Exchange Commission (the "SEC"), to be the "beneficial owner" (as defined in regulations of the SEC) of more than 5% of the outstanding shares of Salant Common Stock.

                      BENEFICIAL OWNERS OF MORE THAN 5% OF THE
                      OUTSTANDING SHARES OF SALANT COMMON STOCK


          Name and Address                 Amount and Nature of     Percent of
        of Beneficial Owner                Beneficial Ownership      Class(1)

Magten Asset Management Corp.
35 E. 21st Street
New York, NY 10010                             3,439,810 (2)          34.7% (2)

General Motors Investment Management Corp.
767 Fifth Avenue
New York, NY 10153                             2,545,042 (3)          25.7% (3)

High River Limited Partnership
100 South Bedford Road
Mount Kisco, NY 10549                          1,807,898 (4)          18.3% (4)

Riverdale LLC
100 South Bedford Road
Mount Kisco, NY 10549                               (4)                  (4)

Carl C. Icahn
C/O Icahn Associates Corporation
767 Fifth Avenue, 47th Floor
New York, NY 10153                                  (4)                  (4)

Pichin Corporation Master Trust for
TWA Retirement Plans
767 Fifth Avenue
New York, NY 10153                               886,693 (5)           9.0% (5)


(1) This percentage is calculated on the basis of 9,901,140 shares outstanding as of April 23, 2002.

(2) Magten Asset Management Corp. ("Magten"), a Delaware corporation, is a registered investment adviser, and has investment discretion over certain managed accounts of its investment advisory clients and certain private investment funds for which it serves as general partner or investment manager. Investment advisory clients, on whose behalf the shares are held in managed accounts, have the right to receive and the power to direct the receipt of dividends from, or the proceeds from the sale of shares. Mr. Talton R. Embry, a managing director and the sole shareholder of Magten, is a director of the Company and has investment discretion over various pension plans of Magten. As of May 14, 2002, Magten and Mr. Embry are deemed to beneficially own 3,429,302 (34.6%) and 3,439,810 (34.7%) shares of Common Stock (respectively). All shares are held by managed accounts. The Common Stock deemed to be beneficially owned by Magten and Mr. Embry is held for investment purposes. Notwithstanding the foregoing, Mr. Embry is a member of the Board of Directors of the Company and as such has had discussions with management. Mr. Embry and Magten have not entered into any agreements or arrangements relating to the Common Stock. Of the amount shown above, Mr. Embry holds sole voting power and sole dispositive power as to 10,508 shares of Common Stock and Magten holds sole voting power and sole dispositive power as to no shares of Common Stock. Mr. Embry and Magten have the shared power to vote or direct the vote of 1,747,743 shares. Mr. Embry and Magten have shared dispositive power as to 3,439,810 shares. Pursuant to SEC Rule 13(d)-4 under the Securities Exchange Act of 1934, Mr. Embry and Magten have declared that filings made thereunder shall not be construed as an admission that each is the beneficial owner of the Common Stock. Share information is furnished in reliance on Amendment No. 3 to Schedule 13D filed with the SEC by Magten on May 14, 2002 and a Form 4 filed with the SEC by Magten on May 10, 2002.

(3) General Motors Trust Company, as trustee for General Motors Employees Global Group Pension Trust (the "GM Trust") was formed under and for the benefit of the one or more employee benefit plans of General Motors Corporation (the "GM Plans"). General Motors Investment Management Corporation ("GMIMCo") is a registered investment adviser, and has the responsibility to select and terminate investment managers with respect to the GM Plans. GMIMCo has discretionary authority over the assets of the GM Plans which they manage including voting and investment power with respect to the Company's shares. Pursuant to SEC Rule 13(d)-4 under the Securities Exchange Act of 1934, the GM Trust and GMIMCo have declared that filings made thereunder shall not be construed as an admission that each is the beneficial owner of the Common Stock. Share information, relating to the GM Trust and GMIMCO, is furnished in reliance on the Schedule 13G dated February 14, 2002 filed with the SEC, which represents holdings as of December 31, 2001.

(4) High River Limited Partnership ("High River") has the sole power to vote and dispose of the 1,807,898 shares of Common Stock beneficially owned by it. High River does not share the power to vote or to direct the vote of, or the power to dispose or to direct the disposition of, the Common Stock owned by it. Riverdale LLC ("Riverdale") as general partner of High River, may be deemed, for purposes of determining beneficial ownership pursuant to SEC Rule 13(d)-3, to have the shared power with High River to dispose or direct the disposition of, the 1,807,898 shares of Common Stock owned by High River. Mr. Carl C. Icahn, as the sole member of Riverdale, may be deemed, for the purpose of determining beneficial ownership pursuant to SEC Rule 13(d)-3, to have the shared power with High River to dispose or direct the disposition of the 1,807,898 shares of Common Stock owned by High River. Share information is furnished in reliance on the Schedule 13G dated July 26, 1999 of High River filed with the SEC, which represents holdings as of July 26, 1999.

(5) Pichin Corp. Master Trust for TWA Retirement Plans ("Pichin") has the authority to vote and dispose of the Company's shares. Share information is furnished in reliance on the Schedule 13G dated February 18, 2000 of Pichin, New Generations Advisors, Inc. and ACF Industries Inc. Master Trust and on Schedule 13G/A dated February 14, 2002 of New Generations Advisers, Inc. filed with the SEC. The aforementioned parties have previously stated that they are not acting as a "group" for purposes of Section 13(d) under the Securities Exchange Act of 1934 and that they are not otherwise required to attribute to each other the "beneficial ownership" of securities "beneficially owned" under SEC Rule 13(d)-3.


                        DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth certain information as of May 14, 2002 with respect to the beneficial ownership of Common Stock by each of the directors of the Company, the Chief Executive Officer and each of the four most highly compensated other executive officers of the Company (the "Named Executive Officers") and all directors and executive officers of the Company as a group.


                 Beneficial Ownership of Salant Common Stock by
                   Directors and Executive Officers of Salant

                                      Amount and Nature of         Percent of
Name of Beneficial Owner             Beneficial Ownership(1)        Class(2)

Talton R. Embry                           3,439,810 (3)               34.7%
Michael J. Setola                           311,868(4)                 3.1%
Awadhesh K. Sinha                           128,848(5)                 1.3%
William O. Manzer                            56,667(6)                 *
Howard Posner                                53,334(6)                 *
Jerry J. Kwiatkowski                         51,667(6)                 *
G. Raymond Empson                             4,000(6)                 *
Ben Evans                                     4,000(6)                 *
Rose Peabody Lynch                            4,000(6)                 *
All directors and executive
officers as a group (9 persons)           4,054,194(7)               38.7%

_______________________

*        Represents less than one percent.

(1) For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares of Common Stock which such person currently has the right to acquire, or will have the right to acquire, within 60 days following May 14, 2002. Stock Options expire ten years from the date of grant or earlier, due to the separation of the grantee from the Company, as defined in the Salant Corporation 1999 Stock Award and Incentive Plan.

(2) As of April 23, 2002, there were 9,901,140 shares outstanding. For purposes of computing the percentage of outstanding shares of Common Stock held by each person named above, any security which such person or persons has the right to acquire within 60 days following May 14, 2002 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage of ownership of any other person.

(3) This amount includes 3,429,302 shares beneficially owned by Magten Asset Management Corporation. Mr. Embry disclaims beneficial ownership of any shares of Common Stock held by Magten Asset Management Corporation.

(4) This amount includes 21,591 shares held directly and 290,277 shares issuable upon the exercise of stock options which Mr. Setola has the right to acquire within 60 days following May 14, 2002.

(5) This amount includes 22,181 shares held directly and 106,667 shares issuable upon the exercise of stock options which Mr. Sinha has the right to acquire within 60 days following May 14, 2002.

(6) This amount represents shares issuable upon the exercise of stock options which such person has the right to acquire within 60 days following May 14, 2002.

(7) The 4,054,194 shares held by all directors and executive officers of Salant include (i) 3,483,583 shares held directly by, or attributable to, directors and executive officers and (ii) 570,611 shares issuable upon the exercise of stock options held by all directors and executive officers that are exercisable on, or may become exercisable within sixty days following May 14, 2002.